Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 8, 2016 (except for Note 12, as which the date is March 2, 2016), in the Registration Statement (Form S-3) and related Prospectus of LabStyle Innovations Corp., dated May 16, 2016.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
May 16, 2016	A Member of Ernst & Young Global